UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 31, 2024

Bluejay Diagnostics, Inc.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-41031	47-3552922
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

(Address of principal executive offices and zip code)

(844) 327-7078

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BJDX	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2024, Bluejay Diagnostics, Inc. (the “Company”) entered into a Note Purchase Agreement with an accredited investor (the “NPA”), and a Securities Purchase Agreement with three accredited investors (the “SPA”).

Under the terms of the NPA, an investor has agreed to provide the Company with a $1,000,000 cash subscription in exchange for the issuance of a senior secured note. The note will be repayable in an amount equal to $1,176,470, with the difference between such amount and the subscription amount being an original issue discount.

Under the terms of the SPA, the three investors have agreed to collectively provide the Company with a separate $1,000,000 cash subscription in exchange for the issuance of senior secured notes, and the collective issuance of 580,308 shares of the Company’s common stock. The notes will collectively be repayable in an amount equal to $1,111,110, with the difference between such amount and the subscription amount also being an original issue discount.

The notes will each mature and be repayable in cash on September 1, 2024, other than in the case of an event of default or change in control event. The Company has granted to the collective holders of the notes issued under the NPA and SPA a first lien and continuing first priority security interest in and to substantially all assets of the Company. The notes will not otherwise accrue interest beyond the original issue discount amounts unless an event of default occurs.

Under the terms of the NPA and SPA, the Company is required to file within 14 calendar days of the closing date a registration statement with the Securities and Exchange Commission for a public offering of its securities, and consummate a financing transaction within 90 days of such closing date. The Company’s failure to do would constitute an event of default. The Company is also required to use 100% of the net proceeds of any such offering (or any other offering of securities it consummates) to fully redeem and repay the notes in full within one business day of the closing of such offering.

The closings of the transactions are expected to occur on June 3, 2024.

Aegis Capital Corp. (“Aegis”) served as placement agent for the transactions.

The foregoing description of the NPA, the SPA and the notes issued pursuant thereto are qualified in their entirety by reference to the full text of such documents, the forms of which are filed herewith as exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference. The issuance of the notes and the 580,308 shares of the Company’s common stock will be made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Form of Note Purchase Agreement, dated May 31, 2024
10.2	Form of Securities Purchase Agreement, dated May 31, 2024
10.3	Form of Senior Secured Note, dated June 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bluejay Diagnostics Inc.

By:	/s/ Neil Dey
Neil Dey
President and Chief Executive Officer

Dated: May 31, 2024

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